Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FONU2, Inc. (the “Registrant”) on Form 10-K for the year ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Robert B. Lees, CEO and CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	January 3, 2014	By:	/s/Robert B. Lees
Robert B. Lees, Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Secretary and Director